    As filed with the Securities and Exchange Commission on January 15, 1998

                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           -------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER

                           THE SECURITIES ACT OF 1933
                           -------------------------

                                KELLOGG COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           -------------------------

          DELAWARE                              38-0710690
  (STATE OF INCORPORATION)           (IRS EMPLOYER IDENTIFICATION NO.)

                           -------------------------
                               One Kellogg Square
                          Battle Creek, Michigan 49016
                                 (616) 961-2000

  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)
                           -------------------------
                                Richard M. Clark
              Senior Vice President, General Counsel and Secretary
                                Kellogg Company
                               One Kellogg Square
                          Battle Creek, Michigan 49016
                                 (616) 961-2181
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                                 Edward S. Best
                              Mayer, Brown & Platt
                           190 South La Salle Street
                            Chicago, Illinois 60603
                                 (312) 782-0600
                           -------------------------

    Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                           -------------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                               PROPOSED               PROPOSED
                                         AMOUNT                MAXIMUM                MAXIMUM               AMOUNT OF
     TITLE OF EACH CLASS OF              TO BE              OFFERING PRICE           AGGREGATE             REGISTRATION
  SECURITIES TO BE REGISTERED          REGISTERED            PER SHARE(1)        OFFERING PRICE(1)             FEE
----------------------------------------------------------------------------------------------------------------------------

Debt Securities.................      $200,000,000               100%               $200,000,000             $59,000
============================================================================================================================

(1) Estimated solely for purposes of determining the registration fee.

                           -------------------------

    Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus constituting part of this Registration Statement also relates to $200,000,000 aggregate principal amount of debt securities registered by the Registrant under the Securities Act of 1933 in Registration Statement No. 33-49875.

                           -------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                 SUBJECT TO COMPLETION, DATED JANUARY 15, 1998

                                KELLOGG COMPANY

                                DEBT SECURITIES

                           -------------------------

     Kellogg Company (the "Company" or "Kellogg") has registered with the Securities and Exchange Commission (the "Commission") $400,000,000 principal amount of its debt securities, consisting of notes and/or debentures denominated in United States dollars or any other currency or currency unit, to be offered from time to time in one or more series, on terms to be determined at or prior to the time of sale (the "Debt Securities"). The Prospectus Supplement accompanying this Prospectus sets forth, with respect to the particular series of Debt Securities for which this Prospectus and the Prospectus Supplement are being delivered, the specific title, the aggregate principal amount, the authorized denominations, the currency of issue and payment, the initial public offering price, the maturity, the interest rate or rates (which may be either fixed or variable), if any, and/or method of determination thereof, the time of payment of any interest, any redemption, extension or early repayment terms, any provision for mandatory or voluntary sinking fund payments, the net proceeds to the Company and other specific terms relating to such series of Debt Securities.

     The Debt Securities may be issued in registered form or bearer form with coupons attached, or both. In addition, all or a portion of the Debt Securities of a series may be issued in temporary or permanent global form. Debt Securities in bearer form are offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions. See "Description of Debt Securities."

     The Company may sell the Debt Securities to or through underwriters, and also may sell the Debt Securities directly to other purchasers or through agents. See "Plan of Distribution." In addition, the Debt Securities may be sold to dealers who may later resell to investors at the applicable price to the public set forth in the Prospectus Supplement relating to a particular series of Debt Securities. If any agents of the Company, or any underwriters, are involved in the sale of any Debt Securities, the names of such agents or underwriters and any applicable commissions or discounts will be set forth in the accompanying Prospectus Supplement.

                           -------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
   SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
     REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           -------------------------






                           -------------------------

             The date of this Prospectus is                , 1998.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, WITH RESPECT TO PARTICULAR DEBT SECURITIES, THE PROSPECTUS SUPPLEMENT RELATING THERETO, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE DEBT SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning the Company may be inspected and copied at the public reference facilities maintained by the Commission at its principal office at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the Commission's Regional Offices at Seven World Trade Center, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained upon written request addressed to the Commission, Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, or from the Commission's Internet website at http://www.sec.gov. Reports, proxy statements and other information concerning the Company may also be inspected at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act, with respect to the Debt Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the content of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the Registration Statement, which may be inspected and copied in the manner and at the sources described above.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents heretofore filed with the Commission by the Company are incorporated in this Prospectus by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1996 (File No. 1-4171); and

          2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1997.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including the notes thereto) appearing in the documents incorporated by reference herein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will furnish without charge to each person to whom this Prospectus is delivered, upon written or oral request, a copy of any or all of the documents described above (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents) which have been or may be incorporated by reference in this Prospectus. Requests should be addressed to Richard M. Clark, Senior Vice President, General Counsel and Secretary, Kellogg Company, One Kellogg Square, Battle Creek, Michigan 49016 (Telephone: (616) 961-2181).

                                  THE COMPANY

     Kellogg Company and its subsidiaries are engaged in the manufacture and marketing of ready-to-eat cereal and other convenience food products on a worldwide basis. The principal products of the Company are ready-to-eat cereals and other convenience food products which are manufactured in 19 countries and distributed in nearly 160 countries. Ready-to-eat cereals are marketed under the KELLOGG'S(R) name and are sold principally to the grocery trade through direct sales forces for resale to consumers and through broker and distribution arrangements in less developed market areas. In addition to ready-to-eat cereals, the Company produces and distributes toaster pastries, frozen waffles, crispy marshmallow squares, bagels, and cereal bars. The Company also markets several other convenience food products in various locations throughout the world.

     Kellogg Company was incorporated in Delaware in 1922 as the successor to Kellogg Toasted Corn Flake Company which had been incorporated in Michigan in 1906. As used herein and in the Prospectus Supplement, the term "Company" or "Kellogg" refers to Kellogg Company and its consolidated subsidiaries, unless otherwise indicated or unless the context otherwise requires. The Company's principal business offices are located at One Kellogg Square, Battle Creek, Michigan 49016; the telephone number is (616) 961-2000.

                                USE OF PROCEEDS

     Unless otherwise specified in the Prospectus Supplement or Prospectus Supplements, the net proceeds to be received by the Company from the sale of the Securities will be used for general corporate purposes.

                       RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the ratio of earnings to fixed charges for the Company and its subsidiaries, whether or not consolidated, for the nine-month period ended September 30, 1997 and for each of the years in the five-year period ended December 31, 1996. For the purposes of computing the ratio of earnings to fixed charges, fixed charges consist of interest expense plus interest capitalized and that portion (one third) of rental expenses considered to be interest. Earnings are computed by adding fixed charges except interest capitalized to earnings before income taxes. A statement setting forth the computation of the ratio of earnings to fixed charges is filed as an exhibit to the Registration Statement of which this Prospectus is a part.

 NINE MONTHS
    ENDED                 YEAR ENDED DECEMBER 31,
SEPTEMBER 30,     ----------------------------------------
     1997         1996     1995     1994     1993     1992
-------------     ----     ----     ----     ----     ----
      9.4         11.4     10.8     18.3     19.5     23.5

                         DESCRIPTION OF DEBT SECURITIES

     The Debt Securities will be issued in one or more series under an indenture, dated as of August 1, 1993 (the "Indenture"), between the Company and Harris Trust and Savings Bank, as trustee (the "Trustee"). A copy of the Indenture is incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part.

     The following summaries of certain provisions of the Indenture do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Indenture, including the definitions therein of certain terms. Wherever particular sections, articles or defined terms of the Indenture are referred to herein, such sections, articles or defined terms shall be as specified in the Indenture. Certain defined terms in the Indenture are capitalized herein.

GENERAL

     The Indenture does not limit the amount of Debt Securities which can be issued thereunder and provides that Debt Securities of any series may be issued thereunder up to the aggregate principal amount which may be authorized from time to time by the Company. The Indenture does not limit the amount of other indebtedness or securities which may be issued by the Company. All Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

     Reference is made to the Prospectus Supplement for the following and other possible terms of each series of offered Debt Securities (the "Offered Debt Securities") in respect of which this Prospectus is being delivered: (i) the title of the Offered Debt Securities; (ii) any limit upon the aggregate principal amount of the Offered Debt Securities; (iii) the percentage of their principal amount at which the Offered Debt Securities will be offered; (iv) the date or dates on which the principal of the Offered Debt Securities will be payable; (v) the rate or rates (or manner of calculation thereof), if any, at which the Offered Debt Securities will bear interest, the date or dates from which any such interest will accrue and on which such interest will be payable, and, with respect to Offered Debt Securities in registered form, the record date for the interest payable on any interest payment date; (vi) the place or places where the principal of and interest, if any, on the Offered Debt Securities will be payable; (vii) if other than the principal amount thereof, the portion of the principal amount of the Offered Debt Securities which will be payable upon the maturity thereof (whether at the stated maturity date, upon acceleration or otherwise); (viii) any mandatory or optional sinking fund provisions; (ix) any redemption, repurchase and/or call provisions (whether at the option of the Company, the holders thereof or any other designated person) applicable to the Offered Debt Securities; (x) whether the Offered Debt Securities will be issuable in registered or bearer form or both, any restrictions applicable to the offer, sale or delivery of the Offered Debt Securities in bearer form and whether and the terms upon which Offered Debt Securities in bearer form will be exchangeable for Offered Debt Securities in registered form and vice versa; (xi) whether and under what circumstances the Company will pay additional amounts on the Offered Debt Securities held by a person who is not a U.S. person (as defined in the Indenture) in respect of taxes or similar charges withheld or deducted and, if so, whether the Company will have the option to redeem such Offered Debt Securities rather than pay such additional amounts; (xii) any provisions relating to the conversion of the Offered Debt Securities into Debt Securities of a different series; (xiii) the currency or currency unit in which the Offered Debt Securities are issued or payable (and, if such currency or currency unit is other than U.S. dollars, certain other terms relating to such Offered Debt Securities, including the authorized denominations); (xiv) whether the Offered Debt Securities will be represented by a single global note registered in the name of a depository's nominee and, if so, the method of transferring beneficial interests in the global note; and (xv) any additional provisions or other special terms not inconsistent with the provisions of the Indenture, including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of the Offered Debt Securities. (Section 2.3) To the extent not described herein, principal and interest, if any, will be payable, and the Offered Debt Securities will be transferable, in the manner described in the Prospectus Supplement relating to such series. "Principal" when used herein includes, when appropriate, the premium, if any, on the Debt Securities.

     One or more series of Debt Securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Federal income tax consequences and special considerations applicable thereto will be described in the Prospectus Supplement or Prospectus Supplements relating to any such series of Debt Securities.

     Principal and interest will be payable, and the Debt Securities will be transferable or exchangeable, at the office or offices or agency maintained by the Company for such purposes, provided that payment of interest on any registered Debt Securities may be made, if so provided for in such Debt Securities, at the option of the

Company by check mailed to the registered holders. Interest on registered Debt Securities will be payable on any interest payment date to the persons in whose name the Debt Securities are registered at the close of business on the record date with respect to such interest payment date.

     The Debt Securities may be issued in registered form or bearer form or both as specified in the terms of the series. Additionally, the Debt Securities may be represented by a single global note registered in the name of a depository's nominee and, if so represented, beneficial interests in such global note will be shown on, and transfers thereof will be effected only through, records maintained by a designated depository and its participants.

     To the extent set forth in the Prospectus Supplement or Prospectus Supplements accompanying this Prospectus, interest on Debt Securities in bearer form will be payable only against presentation and surrender of the coupons for the interest installments evidenced thereby as they mature at a paying agency of the Company located outside of the United States and its possessions. (Sections
3.1 and 3.2.) The Company will maintain such an agency for a period of two years after the principal of such Debt Securities has become due and payable. During any period thereafter for which it is necessary in order to conform to United States tax laws or regulations, the Company will maintain a paying agent outside of the United States and its possessions to which such Debt Securities and coupons related thereto may be presented for payment and will provide the necessary funds therefor to such paying agent upon reasonable notice. (Section 3.2.)

     Debt Securities in bearer form and any coupons will be transferable by delivery. (Section 2.8.)

     If appropriate, material Federal income tax consequences applicable to a series of Debt Securities will be described in the Prospectus Supplement relating thereto.

     The Debt Securities offered hereby will be issued in denominations of $1,000 or any whole multiple of $1,000 or the equivalent thereof in foreign denominated currency or currency units, unless otherwise specified in the Prospectus Supplement. No service charge will be made for any transfer or exchange of the Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. (Section 2.8)

EXCHANGE OF SECURITIES

     Registered Debt Securities may be exchanged for an equal aggregate principal amount of registered Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered Debt Securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent. (Section 2.8.)

     To the extent permitted by the terms of a series of Debt Securities authorized to be issued in registered form and bearer form, bearer Debt Securities may be exchanged for an equal aggregate principal amount of registered or bearer Debt Securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the bearer Debt Securities with all unpaid coupons relating thereto at an agency of the Company maintained for such purposes and upon fulfillment of all other requirements of such agent. (Section 2.8.) The terms of a series of Debt Securities will normally not permit registered Debt Securities to be exchanged for bearer Debt Securities.

CERTAIN COVENANTS OF THE COMPANY

     The Company will covenant that, so long as any of the Debt Securities remain outstanding, the Company will not, nor will it permit any Restricted Subsidiary (as defined below) to, issue, assume or guarantee any indebtedness for money borrowed (herein referred to as "Debt") if such Debt is secured by a mortgage (as defined in the Indenture) upon any Principal Property (as defined below) or on any shares of stock or indebtedness of any Restricted Subsidiary (whether such Principal Property, shares of stock or indebtedness are now owned or hereafter acquired) without in any such case effectively providing that the Debt Securities (together with, if the Company shall so determine, any other indebtedness of or guaranteed by the Company or such Restricted Subsidiary ranking equally with the Debt Securities and then existing or thereafter created) shall be secured equally and ratably with such Debt so long as such Debt shall be so secured, except that the foregoing restriction shall not apply to (i) mortgages on property, shares of stock or indebtedness (herein referred to as "property") of any corporation existing at the time such corporation becomes a Restricted Subsidiary; (ii) mortgages on property existing at the time of acquisition thereof or mortgages to secure all or part of the purchase price of such property or to secure Debt incurred prior to, at the time of, or within 360 days after, the acquisition, completion of construction or commencement of commercial operation of such property for the purpose of financing the purchase price of such property or construction or improvements thereon, provided that the mortgage shall not apply to property theretofore owned by the Company or any Restricted Subsidiary other than real property substantially unimproved for the use intended by the Company or such Restricted Subsidiary; (iii) mortgages on property of a Restricted Subsidiary securing Debt owing to the Company or another Restricted Subsidiary;
(iv) mortgages on property of a corporation existing at the time such corporation is merged into or consolidated with the Company or a Restricted Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to the Company or a Restricted Subsidiary, provided that any such mortgages do not affect property theretofore owned by the Company or such Restricted Subsidiary; (v) mortgages on property owned or leased by the Company or a Restricted Subsidiary in favor of the United States of America, any State, any other country, or any political subdivision thereof or in favor of the holders of securities issued by any such entity, pursuant to any contract or statute (including mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such mortgages; (vi) mortgages existing at the date of the Indenture; (vii) certain landlords' liens; (viii) mortgages to secure partial, progress, advance or other payments or any Debt incurred for the purpose of financing all or part of the purchase price or cost of construction, development or substantial repair, alteration or improvement of the property subject to such mortgage if the commitment for such financing is obtained within one year after completion of or the placing into operation of such constructed, developed, repaired, altered or improved property; (ix) mortgages arising in connection with contracts with or made at the request of the United States of America, any State, or any department, agency or instrumentality of any of the foregoing; (x) mechanics' and similar liens arising in the ordinary course of business in respect of obligations not due or being contested in good faith; (xi) mortgages arising from deposits with or the giving of any form of security to any governmental authority required as a condition to the transaction of business or exercise of any privilege, franchise or license; (xii) mortgages for taxes, assessments or governmental charges or levies which, if delinquent, are being contested in good faith; (xiii) mortgages (including judgment liens) arising from legal proceedings being contested in good faith; or (xiv) any extension, renewal or replacement (or successive extensions, renewals, or replacements) in whole or in part of any mortgage referred to in the foregoing clauses (i) to (xiii), inclusive.

     Notwithstanding the above, the Company and one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee secured Debt which would otherwise be subject to the foregoing restrictions, provided that after giving effect thereto the aggregate amount of such Debt then outstanding (not including secured Debt permitted under the foregoing exceptions) at such time does not exceed 10% of the Consolidated Net Tangible Assets (as defined in the Indenture) of the Company as calculated on the basis of its latest quarterly financial statements preceding the date of such determination. (Section 3.6.)

     The Company will covenant that it will not enter, nor will it permit any Restricted Subsidiary to enter, into a sale and leaseback transaction of any Principal Property (except for temporary leases for a term of not more than three years and except for leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries) unless (a) the Company or such Restricted Subsidiary would be entitled to issue, assume or guarantee Debt secured by the property involved at least equal in amount to the Attributable Debt (as defined below) in respect of such transaction without equally and ratably securing the Debt Securities (provided that such Attributable Debt shall thereupon be deemed to be Debt subject to the provisions of the preceding paragraph), or (b) an amount in cash equal to such Attributable Debt is applied to the retirement (other than any mandatory retirement) of long-term non-subordinated Debt of the Company or long-term Debt of a Restricted Subsidiary. Attributable Debt is defined as the present value (discounted at an appropriate rate) of the obligation of a lessee for rental payments during the remaining term of any lease. (Section 3.7.)

     If upon any consolidation or merger of the Company or any Restricted Subsidiary with or into any other corporation, or upon any sale, conveyance or lease of substantially all the properties of the Company or any Restricted Subsidiary, any Principal Property or any shares of stock or indebtedness of any Restricted Subsidiary which is owned immediately after such event by the Company or a Restricted Subsidiary would thereupon become subject to any mortgage, pledge, security interest or other lien or encumbrance, the Company, prior to or concurrently with such event, will effectively provide that the Debt Securities shall be secured (equally and ratably with, if the Company shall determine, any other indebtedness of or guaranteed by the Company or a Restricted Subsidiary ranking equally with the Debt Securities) by a direct lien on such Principal Property, shares of stock or indebtedness, prior to all liens other than any theretofore existing thereon, so long as such Principal Property, shares of stock or indebtedness shall be subject to such mortgage, security interest, pledge, lien or encumbrance. (Section 9.2.)

     The term "Subsidiary" is defined to mean any corporation which is consolidated in the Company's accounts and any corporation of which at least a majority of the outstanding stock having voting power under ordinary circumstances to elect a majority of the board of directors of said corporation is at the time owned or controlled by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries. The term "Restricted Subsidiary" is defined to mean any Subsidiary (i) substantially all the property of which is located within the continental United States of America, (ii) which owns a Principal Property and (iii) in which the Company's investment exceeds 1% of the consolidated assets of the Company as shown on its latest quarterly financial statements; provided, however, that the term "Restricted Subsidiary" does not include any Subsidiary which is principally engaged in certain types of leasing and financing activities. The term "Principal Property" is defined to mean any manufacturing plant or facility which is located within the continental United States of America and is owned by the Company or any Restricted Subsidiary, unless the Board of Directors of the Company (or any duly authorized committee thereof) by resolution declares that such plant or facility, together with all other plants and facilities previously so declared, is not of material importance to the total business conducted by the Company and its Restricted Subsidiaries as an entirety. (Section 1.1.)

     There are no covenants or other provisions which would offer protection to securityholders in the event of a highly leveraged transaction, rating downgrade or similar occurrence.

EVENTS OF DEFAULT

     An Event of Default with respect to any series of Debt Securities will be defined as being: default for 30 days in payment of interest on any Debt Security of that series; default in payment of principal (or premium, if any) on any Debt Security of that series as and when the same becomes due either upon maturity, upon redemption (for any sinking fund payment or otherwise), by declaration or otherwise; default by the Company in the performance of any of the other covenants or agreements in the Indenture relating to Debt Securities of that series which shall not have been remedied within a period of 90 days after notice by the Trustee or holders of at least 25% in aggregate principal amount of the Debt Securities of that series then outstanding; certain events of bankruptcy, insolvency or reorganization of the Company or any other Event of Default provided in the supplemental indenture or resolution of the board of directors under which such series of Debt Securities is issued or in the form of Security for such series. (Section 5.1.) Additional Events of Default may be prescribed for the benefit of holders of certain series of Debt Securities which, if prescribed, will be described in the Prospectus Supplement relating to such Debt Securities. The Indenture provides that the Trustee shall, with certain exceptions, notify the holders of Debt Securities of each series of Events of Default known to it and affecting that series within 90 days after the occurrence thereof. (Section 5.11.)

     The Indenture provides that if an Event of Default with respect to any series of Debt Securities shall have occurred and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of Debt Securities of that series then outstanding may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of all the Debt Securities of that series to be due and payable immediately, but upon certain conditions such declaration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest or premium on Debt Securities of that series) may be waived by the holders of a majority in principal amount of the Debt Securities of that series then outstanding. (Sections 5.1 and 5.10.)

     Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default with respect to any series of Debt Securities shall occur and be continuing, the Trustee shall be under no obligation to exercise any of the rights or powers in the Indenture at the request or direction of any of the holders of that series, unless such holders shall have offered to the Trustee reasonable security or indemnity. (Sections
6.1 and 6.2.) Subject to such provisions for security or indemnification and certain limitations contained in the Indenture, the holders of a majority in principal amount of the Debt Securities of each series affected by an Event of Default and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee under the Indenture or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series. (Section 5.9.) The Indenture requires the annual filing by the Company with the Trustee of a certificate as to compliance with certain covenants contained in the Indenture. (Section 4.3.)

     No holder of any Debt Security of any series will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given the Trustee written notice of an Event of Default with respect to Debt Securities of that series and unless also the holders of at least 25% in aggregate principal amount of the outstanding Debt Securities of that series shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and the Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Debt Securities of that series a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, any right of a holder of any Debt Security to receive payment of the principal of (and premium, if any) and any interest on such debt Security on or after the due dates expressed in such Debt Security and to institute suit for the enforcement of any such payment on or after such dates shall not be impaired or affected without the consent of such holder. (Sections 5.6 and 5.7.)

SATISFACTION AND DISCHARGE OF INDENTURE

     The Indenture with respect to any series (except for certain specified surviving obligations including, among other things, the Company's obligation to pay the principal of and interest on the Debt Securities of such series) will be discharged and cancelled upon the satisfaction of certain conditions, including the payment of all the Debt Securities of such series or the deposit with the Trustee of cash or appropriate government obligations or a combination thereof sufficient for such payment or redemption in accordance with the Indenture and the terms of the Debt Securities of such series. (Section 10.1)

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debt Securities of each series at the time outstanding, to execute supplemental indentures adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or any supplemental indenture with respect to the Debt Securities of such series or modifying in any manner the rights of the holders of the Debt Securities of such series; provided that no such supplemental indenture may, among other things,
(i) extend the final maturity of any Debt Security, or reduce the rate or extend the time of payment of any interest thereon, or reduce the principal amount thereof, premium thereon, or reduce any amount payable upon any redemption thereof, without the consent of the holder of each Debt Security so affected, or
(ii) reduce the aforesaid percentage of Debt Securities of such series, the consent of the holders of which is required for any such supplemental indenture, without the consent of the holders of all Debt Securities of such series then outstanding. (Section 8.2.)

CONCERNING THE TRUSTEE

     The Company maintains customary banking relationships with Harris Trust and Savings Bank, the Trustee under the Indenture.

                              PLAN OF DISTRIBUTION

     The Company may sell Debt Securities to or through underwriters, and also may sell Debt Securities directly to other purchasers or through agents.

     The distribution of the Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

     In connection with the sale of Debt Securities, underwriters may receive compensation from the Company or from purchasers of Debt Securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell Debt Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of Debt Securities may be deemed to be underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of Debt Securities by them may be deemed to be underwriting discounts and commissions, under the Securities Act of 1933, as amended (the "Act"). Any such underwriter or agent will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

     Under agreements which may be entered into by the Company, underwriters and agents who participate in the distribution of Debt Securities may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

     If so indicated in the Prospectus Supplement, the Company will authorize underwriters or other persons acting as the Company's agents to solicit offers by certain parties to purchase Debt Securities from the Company pursuant to contracts providing for payment and delivery on a future date. Parties with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such parties must be approved by the Company. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of the Debt Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts.

     The Company has not determined whether or not it will list any of the offered Debt Securities on a national securities exchange. Additionally, the Company has not been advised by any underwriters that they intend to make a market in offered Debt Securities. No assurances can be given as to the liquidity of, or trading markets for, any offered Debt Securities.

                                 LEGAL OPINIONS

     Certain legal matters in connection with the Debt Securities offered hereby will be passed upon for the Company by Richard M. Clark, Senior Vice President, General Counsel and Secretary of the Company. Certain legal matters in connection with the Debt Securities offered hereby will be passed upon for any underwriters by Mayer, Brown & Platt, 190 South La Salle Street, Chicago, Illinois, 60603.

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions, are estimated to be:

        Securities and Exchange Commission Registration Fee......  $ 59,000
       *Printing and Engraving Fees and Expenses.................    25,000
       *Trustee's Fees and Expenses..............................    10,000
       *Rating Agency Fees.......................................   110,000
       *Accounting Fees and Expenses.............................    35,000
       *Legal Fees and Expenses..................................    10,000
       *Blue Sky Fees and Expenses...............................     5,000
       *Miscellaneous Expenses...................................    21,000
                                                                   --------
            Total................................................  $275,000
-------------------------
* Estimated.

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Section 145 of the Delaware General Corporation Law contains provisions under which corporations organized thereunder are permitted or required in certain circumstances to indemnify directors, officers and others against certain liabilities, and are permitted to maintain insurance to cover such liabilities against which such corporations may not directly indemnify such persons. The Restated Certificate of Incorporation, as amended, and Bylaws of the Registrant grant indemnification to such persons to the extent permitted by Delaware law and authorize the purchase of such insurance. The Registrant maintains policies of indemnity insurance for its directors and officers.

     Reference is made to Section 8 of the form of Underwriting Agreement filed as Exhibit 1.1 which provides for indemnification in certain circumstances by each Underwriter or Agent, as the case may be, to the Registrant, its directors and officers and to each person, if any, who controls the Registrant.

ITEM 16. EXHIBITS.

 1.1  Form of Underwriting Agreement (Incorporated by reference to
      Exhibit 1(a) to Registrant's Registration Statement on Form
      S-3 (File No. 33-20731))

 4.1  Form of Indenture between the Company and Harris Trust and
      Savings Bank (Incorporated by reference to Exhibit 4.1 to
      Registrant's Registration Statement on Form S-3 (File No.
      33-49875))

 4.2  Form of Debt Security (Incorporated by reference to Exhibit
      4.4 to Registrant's Registration Statement on Form S-3 (File
      No. 33-49875))

 5.1 Opinion of Richard M. Clark, Esq., as to the validity of the Securities

12.1  Computation of Ratio of Earnings to Fixed Charges

23.1  Consent of Price Waterhouse LLP

23.2  Consent of Richard M. Clark (included in Exhibit 5.1)

25.1  Form T-1 Statement of Eligibility of Harris Trust and
      Savings Bank

ITEM 17. UNDERTAKINGS.

     The undersigned Registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (other than as provided in the proviso and instructions to Item 512(a) of Regulation S-K) (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, unless the information required to be included in such post-effective amendment is contained in a periodic report filed by Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934, and herein incorporated by reference; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 15 above, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether or not such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Battle Creek, Michigan on the 13th day of January 1998.

                                          KELLOGG COMPANY

                                          By           ARNOLD G. LANGBO
                                            ------------------------------------
                                                      Arnold G. Langbo
                                            Chairman of the Board, President and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                   SIGNATURE                              DATE                       CAPACITY
                   ---------                              ----                       --------
                ARNOLD G. LANGBO                    January 13, 1998    Chairman of the Board, President
------------------------------------------------                        and Chief Executive Officer;
                Arnold G. Langbo                                        (Principal Executive Officer)

                 JOHN R. HINTON                     January 13, 1998    Senior Vice
------------------------------------------------                        President-Administration and Chief
                 John R. Hinton                                         Financial Officer; (Principal
                                                                        Financial Officer)

                  ALAN TAYLOR                       January 13, 1998    Corporate Controller (Principal
------------------------------------------------                        Accounting Officer)
                  Alan Taylor

             DR. BENJAMIN S. CARSON                 January 13, 1998    Director
------------------------------------------------
             Dr. Benjamin S. Carson

                                                    January   , 1998    Director
------------------------------------------------
              Carleton S. Fiorina

                                                    January   , 1998    Director
------------------------------------------------
              Claudio X. Gonzalez

                                                    January   , 1998    Director
------------------------------------------------
                  Gordon Gund

               WILLIAM E. LAMOTHE                   January 13, 1998    Director
------------------------------------------------
               William E. LaMothe

              DR. RUSSELL G. MAWBY                  January 13, 1998    Director
------------------------------------------------
              Dr. Russell G. Mawby

                 ANN MCLAUGHLIN                     January 13, 1998    Director
------------------------------------------------
                 Ann McLaughlin

                   SIGNATURE                              DATE                       CAPACITY
                   ---------                              ----                       --------
                J. RICHARD MUNRO                    January 13, 1998    Director
------------------------------------------------
                J. Richard Munro

                HAROLD A. POLING                    January 13, 1998    Director
------------------------------------------------
                Harold A. Poling

           DR. WILLIAM C. RICHARDSON                January 13, 1998    Director
------------------------------------------------
           Dr. William C. Richardson

                DONALD RUMSFELD                     January 13, 1998    Director
------------------------------------------------
                Donald Rumsfeld

             DR. JOHN L. ZABRISKIE                  January 13, 1998    Director
------------------------------------------------
             Dr. John L. Zabriskie

                                EXHIBIT INDEX


EXHIBIT NO.             DESCRIPTION
----------              -----------

   1.1          Form of Underwriting Agreement (Incorporated by reference to
                Exhibit 1(a) to Registrant's Registration Statement on Form S-3 (File No. 33-20731))

   4.1 Form of Indenture between the Company and Harris Trust and Savings Bank (Incorporated by reference to Exhibit 4.1 to Registrant's Registration Statement on Form S-3 (File No. 33-49875))

   4.2 Form of Debt Security (Incorporated by reference to Exhibit 4.4 to Registrant's Registration Statement on Form S-3 (File No. 33-49875))

   5.1 Opinion of Richard M. Clark, Esq., as to the validity of the Securities

  12.1          Computation of Ratio of Earnings to Fixed Charges

  23.1          Consent of Price Waterhouse LLP

  23.2          Consent of Richard M. Clark (included in Exhibit 5.1)

  25.1          Form T-1 Statement of Eligibility of Harris Trust and
                Savings Bank